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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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D.R. Horton, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On
Thursday, January 29, 2004

Fellow Stockholders of D.R. Horton, Inc.:

      You are invited to attend the 2004 Annual Meeting of Stockholders of D.R. Horton, Inc. The Annual Meeting will be held at our corporate offices at 1901 Ascension Blvd., Suite 100, Arlington, Texas, on Thursday, January 29, 2004, at 9:30 a.m., central time, for the following purposes:

•	Elect seven directors.

•	Vote on an amendment to our 2000 Incentive Bonus Plan.

•	Conduct other business properly brought before the meeting.

      Only stockholders of record at the close of business on Thursday, December 4, 2003, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      While we would like to have each of you attend the meeting and vote your shares in person, we realize this may not be possible. However, whether or not you plan to attend the meeting, your vote is very important. A form of proxy on which to indicate your vote and an envelope, postage prepaid, in which to return your proxy are enclosed. WE URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.

      If you desire any additional information concerning the 2004 Annual Meeting or the matters to be acted upon at the meeting, we would be glad to hear from you.

Very truly yours,

DONALD R. HORTON
Chairman of the Board

Arlington, Texas

December 12, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time, Place and Purposes of Meeting
Solicitation of Proxies
Revocation and Voting of Proxies
Outstanding Shares And Voting Rights
Quorum Requirement
Broker Non-Votes and Vote Required
Stockholders Sharing the Same Address
PROPOSAL ONE ELECTION OF DIRECTORS
Nominees for Director
Retired Directors
Other Executive Officers
Corporate Governance Standards
PROPOSAL TWO AMEND AND RESTATE THE D.R. HORTON, INC. 2000 INCENTIVE BONUS PLAN
BENEFICIAL OWNERSHIP OF COMMON STOCK
Management
Certain Other Beneficial Owners
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
Compensation of Directors
Transactions with Management
Compensation Committee Interlocks and Insider Participation
Committee Report on Executive Compensation
Stock Performance
MEETINGS AND COMMITTEES OF THE BOARD
Executive Committee
Nominating and Governance Committee
Compensation Committee
Audit Committee and Audit Committee Report
INDEPENDENT PUBLIC AUDITORS
Audit Fees and All Other Fees
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDERS’ PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS

i

D.R. HORTON, INC.

1901 Ascension Blvd.
Suite 100
Arlington, Texas 76006

PROXY STATEMENT

for the
2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 29, 2004

GENERAL

Time, Place and Purposes of Meeting

      The 2004 Annual Meeting of Stockholders of D.R. Horton, Inc. will be held on Thursday, January 29, 2004, at 9:30 a.m., central time, at our corporate offices, at 1901 Ascension Blvd., Suite 100, Arlington, Texas. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached. D.R. Horton, Inc. is referred to as “D.R. Horton” or the “Company” in this Proxy Statement.

Solicitation of Proxies

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of D.R. Horton. D.R. Horton expects that this Proxy Statement and the accompanying form of proxy will first be mailed to each stockholder of record on or about December 15, 2003. The cost of this solicitation will be paid by D.R. Horton. The solicitation of proxies will be made primarily by use of the mail. In addition, directors, officers and regular employees of D.R. Horton may make solicitations by telephone, telegraph, e-mail or personal interview. They may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. D.R. Horton will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Revocation and Voting of Proxies

      A proxy for use at the Annual Meeting is enclosed. Any proxy given may be revoked by a stockholder at any time before it is exercised by filing with D.R. Horton a notice in writing revoking it or by duly executing a proxy bearing a later date. Proxies also may be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote his or her shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted for the nominees for election of directors set forth elsewhere herein (see Proposal One — Election of Directors) and for the proposal to amend and restate the D.R. Horton, Inc. 2000 Incentive Bonus Plan (see Proposal Two — Amendment to 2000 Incentive Bonus Plan) and, at the discretion of the proxy holders, on all other matters properly brought before the Annual Meeting or any adjournment thereof.

Outstanding Shares And Voting Rights

      December 4, 2003 has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Annual Meeting. There were 154,882,558 shares of D.R. Horton’s Common Stock, $.01 par value, issued and outstanding on that date. On any matter submitted to a stockholder vote, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock registered in his or her name on the books of D.R. Horton as of the record date. A list of such stockholders will be available for examination by any stockholder at the offices of D.R. Horton set forth above for at least ten days before the Annual Meeting.

      The Board of Directors has declared a three-for-two stock split (payable as a 50% stock dividend), payable on January 12, 2004, to the stockholders of record as of the close of business on December 22, 2003. Shares received in the stock dividend will not be entitled to vote at the Annual Meeting.

Quorum Requirement

      The D.R. Horton Bylaws provide that if the holders of a majority of the issued and outstanding shares of Common Stock are present in person or represented by proxy and entitled to vote, there will be a quorum. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists.

Broker Non-Votes and Vote Required

      If a broker holds your shares, this Proxy Statement and a proxy card have been sent to the broker. You may have received this Proxy Statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. Whether or not you provide your broker voting instructions will determine how these shares will be treated. Rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are “routine” or “not routine.” If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide instructions. The proposals in this Proxy Statement, to elect directors and to amend the 2000 Incentive Bonus Plan, are “routine” proposals under the rules of the New York Stock Exchange. As a result, brokers or other entities holding shares for an owner in street name may vote for both proposals even if no voting instructions are provided by the owner. If you abstain from voting on a proposal, your shares will be counted as present at the meeting, for purposes of determining a quorum, and shares entitled to vote. As a result, abstentions will have no effect on the election of directors, but will have the same effect as a vote against the proposal to amend the 2000 Incentive Bonus Plan. The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the meeting:

EFFECT OF BROKER
PROPOSAL	VOTE REQUIRED	NON-VOTES AND ABSTENTIONS

Election of Directors	The seven nominees who receive the most votes will be elected; “withheld” votes have no effect	No effect

Amendment to 2000 Incentive Bonus Plan	An affirmative vote by holders of a majority of our common stock represented in person or by proxy	Broker non-votes have no effect; abstentions have the same effect as a vote against the proposal

      If any other proposals are properly presented to the stockholders at the meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law the number of votes required to approve a proposal is a majority of the shares of Common Stock represented and entitled to vote at the meeting. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this Proxy Statement that is properly presented to the stockholders at the meeting. The persons named as proxies on the enclosed proxy card are Donald R. Horton, Chairman, Donald J. Tomnitz, Vice Chairman, President and Chief Executive Officer, and Bill W. Wheat, Executive Vice President and Chief Financial Officer.

Stockholders Sharing the Same Address

      In some cases, only one copy of this Proxy Statement and our Annual Report will be delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will deliver a separate copy of this Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy was delivered. You can notify the Company that you wish to receive a separate copy of our proxy statements and annual reports in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. The Company’s contact information for these purposes is: D.R. Horton, Inc., Attention: Investor Relations, 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, telephone number: (817) 856-8200, or email: mslapper@drhorton.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

      On November 4, 2003, the Securities and Exchange Commission approved The New York Stock Exchange’s final Corporate Governance Rules (the “NYSE Rules”) which require compliance by D.R. Horton by January 29, 2004, the date of its 2004 Annual Meeting. One of the NYSE Rules requires NYSE listed companies, such as D.R. Horton, to have a majority of their board members to be “independent” from the listed company and its management.

      In order to increase the percentage of its directors who are independent under the NYSE Rules, effective on November 25, 2003, the Board of Directors reduced the number of directors from thirteen to seven in accordance with the D.R. Horton Bylaws, and six members of the Board, who would have been deemed to be not “independent” under the NYSE Rules, retired from the Board. The six retired directors are all officers and employees, or former officers and employees, of D.R. Horton and are named below under the caption “Retired Directors.”

      The Board of Directors has nominated the remaining seven directors named below under the caption “Nominees for Director” for election as directors at the Annual Meeting.

      Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted for each of the persons named below as nominees for election as directors. The seven nominees receiving the most votes cast, a plurality of the votes, will be elected for one year terms and will serve until the next annual meeting of stockholders and their successors have been elected and qualified. If any nominee is unable to serve, the proxies will be voted by the proxy holders in their discretion for another person. The Board of Directors has no reason to believe that any nominee named will not be able to serve as a director for his or her prescribed term.

      According to the D.R. Horton Bylaws, any stockholder may make nominations for the election of directors if notice of such nominations is delivered to, or mailed and received at, the principal executive office of D.R. Horton not less than thirty calendar days prior to the date of the originally scheduled meeting. However, if less than forty calendar days’ notice or prior public disclosure of the date of the meeting is given by D.R. Horton, notice of such nomination must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting was mailed or the day on which such public disclosure was made. If nominations are not so made, only the nominations of the Board of Directors may be voted upon at the Annual Meeting.

Nominees for Director

      The following is a summary of certain information regarding the nominees for election as directors.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Donald R. Horton	53	1991	Mr. Horton has been Chairman of the Board of D.R. Horton since it was formed in July 1991, and he was President and Chief Executive Officer from July 1991 until November 1998. He has been involved in the real estate and homebuilding industries since 1972, and he was the sole or principal stockholder, director and president of each of D.R. Horton’s predecessor companies since their respective organization, which date from 1978 to 1990. Mr. Horton is the brother of Terrill J. Horton and the nephew of Richard L. Horton, each of whom is a retired director.

Bradley S. Anderson	43	1998	Mr. Anderson is a Senior Vice President of CB Richard Ellis, Inc., an international real estate brokerage company, and he has had various positions in Phoenix, Arizona with its predecessor, CB Commercial Real Estate Group, Inc., since January 1987. He served as Interim Chairman of the Board of Continental Homes Holding Corp. from October 1997 through April 1998, when it merged into D.R. Horton, and he became a director of D.R. Horton at that time. Mr. Anderson has been a member of both the Audit and Compensation Committees since 1998 and is a member of the Nominating and Governance Committee.

Michael R. Buchanan	56	2003	Mr. Buchanan has significant commercial banking experience with several banking institutions serving the real estate and homebuilding sectors. He retired from commercial banking in March 2002. From March 2002 to March 2003, Mr. Buchanan was engaged as a senior advisor to Bank of America Securities. From 1998 to March 2002, Mr. Buchanan was a Managing Director of Bank of America, an executive officer position in which he was head of its national real estate banking group. From 1990 to 1998, Mr. Buchanan was an Executive Vice President of NationsBank, which later merged with Bank of America. Mr. Buchanan is also a member of the board of directors and the audit committee of Wells Real Estate Investment Trust, a publicly held, non- traded real estate investment trust. Mr. Buchanan was appointed to the Audit Committee in July 2003 and is a member of the Nominating and Governance Committee.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Richard I. Galland	87	1992	Mr. Galland is an attorney. He was formerly the Chief Executive Officer and Chairman of the Board of Fina, Inc. and Of Counsel to the law firm of Jones, Day, Reavis & Pogue. Mr. Galland formerly served on the boards of directors, and as a member of the audit and compensation committees, of First RepublicBank Corporation, Texas Industries, Inc. and Associated Materials, Inc., each a NYSE listed company. He has been a director of the Company and a member of both the Audit and Compensation Committees since 1992 and is a member of the Nominating and Governance Committee.

Francine I. Neff	78	1992	Since 1979, Ms. Neff has been Vice President of NETS, Inc., a privately-owned investment company, and a partner in EVEN Resources, a privately-owned consulting service and investment company. Ms. Neff was formerly Treasurer of the United States and National Director of the U.S. Savings Bonds division of the U.S. Department of Treasury. From 1978 through 1997, for different periods of time, Ms. Neff served on the boards of directors, and as a member of the audit and compensation committees of Hershey Foods Corp., E-Systems, Inc. and Louisiana Pacific Corporation, each a NYSE listed company. She has been a director of the Company and a member of both the Audit and Compensation Committees since 1992 and is a member of the Nominating and Governance Committee.

Donald J. Tomnitz	55	1995	Mr. Tomnitz is Vice Chairman, President and Chief Executive Officer of D.R. Horton. He was a Vice President in charge of various divisions of D.R. Horton from 1983 until he was elected Vice President — Western Region of D.R. Horton in August 1994. From July 1996 until November 1998, Mr. Tomnitz was President of D.R. Horton’s Homebuilding Division; in January 1998 he was elected an Executive Vice President of D.R. Horton; in November 1998 he was elected Vice Chairman and Chief Executive Officer of D.R. Horton; and in March 2000, he became President as well. Mr. Tomnitz previously was a Captain in the U.S. Army, a Vice President of RepublicBank of Dallas, N.A., and a Vice President of Crow Development Company, a Trammell Crow Company.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Bill W. Wheat	37	2003	Mr. Wheat is Executive Vice President and Chief Financial Officer of D.R. Horton, positions he has held since October 1, 2003. Mr. Wheat had been Senior Vice President and Controller since 2000. From 1998 until 2000, Mr. Wheat was an Accounting Manager with the Company. From 1991 to 1998, Mr. Wheat held financial planning and assistant controller positions with The Bombay Company. Prior to 1991, Mr. Wheat was an auditor with PriceWaterhouse LLP.

Retired Directors

      In order to achieve the independent director majority, the following directors resigned effective as of November 25, 2003: Richard Beckwitt, Samuel R. Fuller, Richard L. Horton, Terrill J. Horton, James K. Schuler and Scott J. Stone. Mr. Fuller will continue with the Company as a Senior Executive Vice President, Mr. Schuler will continue with the Company as its West Region President and Mr. Stone will continue with the Company as its President of the Atlanta Division.

Other Executive Officers

      Samuel R. Fuller, age 60, is a Senior Executive Vice President of the Company. Mr. Fuller has been employed by D.R. Horton since 1992. In 1995, he was promoted to Controller. In 2000, Mr. Fuller was promoted to Executive Vice President and Chief Financial Officer, and in 2000 he was also appointed a director. In October 2003, Mr. Fuller was promoted to Senior Executive Vice President. He retired from the board of directors in November 2003.

      Stacey H. Dwyer, age 37, is an Executive Vice President and Treasurer of D.R. Horton and is in charge of investor relations for D.R. Horton. She has been an employee of D.R. Horton since 1991. She was promoted from Assistant Secretary to Assistant Vice President in 1998 and from Assistant Vice President to Executive Vice President in 2000. She also became Treasurer in October 2003. Prior to 1991, Ms. Dwyer was an auditor for Ernst & Young, LLP.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE DIRECTOR NOMINEES.

Corporate Governance Standards

      On November 25, 2003, the Board of Directors adopted the D.R. Horton, Inc. Corporate Governance Principles which contain a number of corporate governance initiatives designed to comply with the newly adopted NYSE Rules and the rules and regulations of the Securities and Exchange Commission (the “SEC Rules”). The significant corporate governance initiatives adopted, or in the process of adoption, by the Board of Directors are discussed below. The Corporate Governance Principles are attached hereto as Attachment “A” and posted on the Company’s website, and can be found under the Investor Relations and Corporate Governance links. The Company’s website is www.drhorton.com.

Director Independence

      On November 25, 2003, the Board accepted the resignation of six of its members, each of whom would not have qualified as “independent” under the NYSE Rules. As a result, the Board of Directors is now comprised of a majority of independent directors in accordance with the NYSE Rules.

      On November 25, 2003, the Board adopted a set of “Independence Standards,” consistent with the NYSE Rules, to aid it in determining whether a member of the Board is independent under the NYSE

Rules. In accordance with these Independence Standards, a director must not have a direct or indirect material relationship with the Company or its management, other than as a director. The Independence Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company, its management or its independent auditor. The Independence Standards are contained in the attached Corporate Governance Principles.

Audit Committee Independence, Financial Literacy and Audit Committee Financial Expert

      In addition to being independent based on the Independence Standards, the NYSE Rules and related SEC Rules require that each member of an audit committee satisfy additional independence and financial literacy requirements, and at least one of these members must satisfy the additional requirement of having accounting or related financial management expertise. This additional requirement can be satisfied by the Board determining that at least one Audit Committee member is an “audit committee financial expert” within the meaning of the SEC Rules. Accordingly, the Corporate Governance Principles contain a set of standards that relate to audit committee independence, financial literacy and audit committee accounting and financial management expertise. Generally, the additional independence standard provides that (i) a member of the Audit Committee, or his or her immediate family members, are prohibited from receiving any direct or indirect compensation or fee from the Company or its affiliates, and (ii) he or she may not be an affiliated person of the Company or any of its subsidiaries. Generally, the financial literacy standard provides that the Board, in its business judgment, shall determine if each member is financially literate, taking into account factors such as the member’s education, experience and ability to read and understand financial statements of public companies. Also, potential audit committee financial experts must have five additional attributes, which are (i) an understanding of generally accepted accounting principles (“GAAP”) and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal controls and procedures for financial reporting and (v) an understanding of how audit committees function. All together, attributes (i) through (v) are referred to as the “Financial Expert Attributes.”

Board Determinations

      Based on the independence, financial literacy and financial expert standards discussed above, the Board has determined that Bradley S. Anderson, Michael R. Buchanan, Richard I. Galland and Francine I. Neff are (i) independent, for purposes of serving as independent members of the Board of Directors, the Compensation Committee and the Nominating and Governance Committee (ii) independent, for purposes of serving as independent members on the Audit Committee under the applicable NYSE Rules and SEC Rules, and (iii) financially literate, for purposes of serving on the Audit Committee. The Board has also determined that Mr. Galland and Mr. Buchanan each has the Financial Expert Attributes listed above. Mr. Galland acquired the Financial Expert Attributes principally through years of experience as president and chief executive officer of several companies where he actively supervised principal accounting officers and actively oversaw the preparation and evaluation of financial statements. Throughout Mr. Galland’s career, he has actively participated in numerous mergers and acquisitions where he was involved in evaluating balance sheets and determining appropriate estimates, accruals and reserves to record on the financial records of the acquiring company. Mr. Galland also has extensive experience as a board member of two other public companies, where he also served as chair of their audit committees. Mr. Buchanan acquired the Financial Expert Attributes principally through his experience as a commercial banker in the real estate and homebuilding sectors, including serving as head of Bank of America’s national Real Estate Group. Mr. Buchanan’s responsibilities as a banker required him to analyze and evaluate financial statements in order to make credit and lending decisions. In this regard, he developed significant expertise in understanding the integrity of the financial information used to prepare financial statements and how such information should be used to analyze and evaluate a company’s financial condition and its ability to meet its debt obligations. As head of the national Real Estate Group at Bank of America, Mr. Buchanan also actively supervised others in conducting financial statement and financial condition analysis and evaluation.

      The Board also determined that Donald R. Horton, Donald J. Tomnitz and Bill W. Wheat are not independent members of the Board, because they currently are executive officers of the Company.

Code of Ethics for the CEO, CFO and Senior Financial Officers

      On November 25, 2003, in accordance with SEC Rules, the Audit Committee and the Board adopted the CEO, CFO and Senior Financial Officers Code of Ethical Conduct. The Board believes that these individuals must set an exemplary standard of conduct for D.R. Horton, particularly in the areas of accounting, internal accounting control, auditing and finance. This code sets forth ethical standards the designated officers must adhere to and other aspects of accounting, auditing and financial compliance. The full text of the Code of Ethics for the CEO, CFO and Senior Financial Officers has been posted to the Company’s website, and can be found under the Corporate Governance link.

Code of Business Conduct for Employees and Directors

      The Board of Directors is in the process of adopting a new Code of Business Conduct and Ethics for Employees and Directors of D.R. Horton in accordance with the NYSE Rules. The NYSE Rules require that this code be adopted and posted to our website on or prior to our 2004 Annual Meeting. Accordingly, our new Code of Business Conduct and Ethics for Employees and Directors will be adopted by the Board and posted to our website under the Corporate Governance link on or prior to January 28, 2004. The proposed code currently being considered by the Board applies to all officers, employees and directors of the Company. The Board intends to adopt the Code of Business Conduct and Ethics to provide guidance to the Board and management in areas of ethical business conduct and risk and provide guidance to employees and directors by helping them to recognize and deal with ethical issues including, but not limited to, (i) conflicts of interest, (ii) corporate opportunities, (iii) confidentiality, (iv) fair dealing, (v) protection of corporate assets, (vi) compliance with rules and regulations, including insider trading of securities, and (vii) reporting of unethical behavior and hotline telephone numbers.

Committees of the Board

      On November 25, 2003, the Board of Directors adopted new Charters for each of the Audit Committee and the Compensation Committee in compliance with the NYSE Rules and the SEC Rules. In addition, on November 25, 2003, the Board formed the Nominating and Governance Committee of the Board of Directors and adopted a Charter of this committee in compliance with the NYSE Rules. The Nominating and Governance Committee did not separately consider nominees to the Board for the Annual Meeting as the committee was established on the same day as the nominations were approved by the Board. The Board may consider recommendations made by the stockholders for nominees to the board if the procedures for such recommendations are followed, as required by the Company’s Bylaws. These stockholder nominating procedures are discussed under Proposal One “Election of Directors” in this Proxy Statement. New rules in the area of stockholder nominations were adopted by the SEC on November 24, 2003, and are effective on January 1, 2004. The Company intends to revise the Charter of the Nominating and Governance Committee to address procedures for considering nominations by stockholders and related nominating, governance and disclosure issues in light of the recently adopted rules. Each of the Charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee has been posted to the Company’s website, and can be found under the Corporate Governance link. Also, the Audit Committee Charter is attached hereto as Attachment “B.”

Complaint Procedures Regarding Accounting, Internal Control, Auditing and Financial Matters

      In accordance with SEC Rules, the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal control, auditing or financial matters (collectively, “Accounting Matters”) and (ii) the confidential, anonymous submission by employees of concerns regarding questionable Accounting Matters. The Audit Committee will oversee treatment of complaints and concerns in this area. The full text of the Complaint Procedures Regarding Accounting, Internal Control, Auditing and Financial Matters has been posted to the Company’s website, and can be found under the Corporate Governance link.

PROPOSAL TWO

AMEND AND RESTATE THE D.R. HORTON, INC.

2000 INCENTIVE BONUS PLAN

      D.R. Horton’s stockholders adopted the D.R. Horton, Inc. 2000 Incentive Bonus Plan (the “Incentive Bonus Plan”) at the Company’s annual meeting of stockholders on January 20, 2000. Since adoption of the Incentive Bonus Plan, the Company has achieved significant growth and improved performance in terms of revenues and pre-tax income. For example, for the fiscal year 1999 (the most recently ended fiscal year prior to the Company’s 2000 annual meeting), the Company’s consolidated revenue was $3.12 billion and its pre-tax income was $264 million, as compared to fiscal year 2003, when the Company’s consolidated revenue was $8.7 billion and its pre-tax income was $1.0 billion.

      Due to this significant growth and improved performance, the bonuses earned by the Company’s top two executives exceeded the amount payable from the Incentive Bonus Plan, resulting in a portion of those bonuses being paid outside of the Plan and not being deductible by the Company due to the limits of Section 162(m) of the Internal Revenue Code (“Code”). Accordingly, in order to maximize the tax deductibility of such performance bonuses, the Compensation Committee has adopted, subject to stockholder approval, an amendment to the Incentive Bonus Plan. This amendment changes the maximum award limits payable under the plan from a fixed dollar amount to a performance-based formula, so that the full amount of such bonuses would generally qualify as tax deductible “performance-based compensation” under Section 162(m) of the Code. The proposed Plan amendment, by basing the maximum bonus on a formula that reflects the Company’s performance (instead of locking in a fixed dollar amount), will add flexibility and allow for Company growth. It provides the Company with an Incentive Bonus Plan that allows it to remain competitive in attracting and retaining highly skilled executive talent, and continue to financially motivate its senior managers to achieve further Company growth. The Company believes that this will increase stockholder value, while continuing to maintain tax deductibility under Section 162(m) of the Code.

Description of Proposed Amendment to the 2000 Incentive Bonus Plan

      Currently, the Incentive Bonus Plan provides that the maximum award payable to a covered executive under the Plan with respect to any fiscal year of the Company will be $2,000,000.

      The Compensation Committee, which consists of three outside and independent directors, has adopted an amendment to Section 4 of the Incentive Bonus Plan. The amendment provides that the maximum award payable to any one covered executive under the Plan with respect to any fiscal year of the Company will be 2% of consolidated pre-tax income, calculated in accordance with generally accepted accounting principles (the “Award Limit”). The proposed revision of the Award Limit is the only proposed amendment to the Incentive Bonus Plan, a copy of which is attached to this Proxy Statement as Attachment “C.” All other terms of the Incentive Bonus Plan will remain the same as adopted by the stockholders in January 2000. As stated above, the new Award Limit provides greater flexibility to the Compensation Committee in approving performance-based awards under the Incentive Bonus Plan, and in allowing the Company to deduct such performance-based compensation under Section 162(m). If approved by the stockholders, the new Award Limit will now be based on a more flexible performance-

driven formula that should allow the Company to deduct the full amount of the performance bonuses as they are currently determined. Please note, however, that covered employees under the Incentive Bonus Plan will only be paid a bonus under the Plan, if he or she achieves his or her performance goal as set by the Compensation Committee.

Description of the Incentive Bonus Plan

Generally

      Code Section 162(m) requires that in order for compensation in excess of $1,000,000 paid in any year to a “covered employee” (which means the CEO and next four highest paid officers listed in a company’s proxy statement) to be deductible, such compensation must qualify as “performance-based.” The Company and the Compensation Committee intend for awards under the Incentive Bonus Plan to covered employees to qualify for the performance-based compensation deduction allowed by Section 162(m). However, there can be no assurance that these awards will satisfy the requirements for deductibility under Section 162(m), and the Company and Compensation Committee reserve the right to pay bonuses outside of the Incentive Bonus Plan, as they have in the past. However, the proposed Plan amendment is intended to greatly minimize the need to do so in the future.

Eligible Participants

      Executive officers of the Company, or any other officer of the Company or any of its affiliates serving as a region or division president or in another senior management position (“Senior Managers”), are eligible to participate in the Plan. Membership on the Board of Directors of the Company does not make a Senior Manger ineligible for an award under the Plan. Approximately 60 employees are currently eligible to participate in the Plan. The Compensation Committee may determine which Senior Managers will participate in the Plan. Since adoption of the Incentive Bonus Plan in 2000, only the Company’s Chairman, Chief Executive Officer and a former President of the Company have had compensation high enough to be affected by Section 162(m). Therefore, to date, only these three executives have been participants in the Incentive Bonus Plan.

Awards Under the Plan

      The Compensation Committee establishes target award levels and performance criteria for each performance period in which awards are made under the Plan, which are generally each fiscal quarter. The Compensation Committee must base the performance criteria for a performance period on any one or more of the following measures:

• return on investment; • revenues; • backlog; • gross margin; • sales, general and administrative expenses;	• pre-tax income; • net income; • cash flow; • earnings per share; • return on operating assets;	• return on equity; • operating profit; • stockholder return; • market share improvement; or • economic value added.

      Such criteria may be particular to a line of business, region, division, or other unit or may be based on the Company generally or any affiliate. The Compensation Committee may set multiple target award levels based on varying levels of attainment of the performance criteria.

      The Company pays awards as soon as practicable after a performance period, except to the extent awards are deferred by participants under arrangements with the Company. Awards will be prorated for persons ceasing to be Senior Managers (other than by dismissal), and for termination of a Senior Manager due to death, disability, retirement, leave of absence, or resignation, during a performance period.

      The Compensation Committee can adjust awards, upward or downward, for participants based on individual performance, change in status, and on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate. The Compensation Committee, however, may not adjust performance-based compensation for any covered employee in a manner that would increase the value of the award to the covered employee.

      Since bonus awards payable under the Incentive Bonus Plan for the fiscal year ending September 30, 2004 are dependent on the Company’s financial performance, the bonus awards are currently not determinable.

Change in Control

      Within fifteen business days following a change in control of the Company, as defined in the Plan, each participant who has been granted an award under the Plan for the performance period in which the change in control occurs will be paid a pro rata bonus equal to the award the participant would have earned for that performance period, assuming continued achievement of the performance criteria at the rate achieved as of the latest month-end before the date of the change in control, pro-rated for the number of days worked in the period up to the date of the change in control.

Award Limitations to Covered Employees

      Notwithstanding any other provision of the Incentive Bonus Plan, unless the new proposed Award Limit is approved by the stockholders, the maximum award payable under the Plan to a covered employee with respect to any fiscal year of the Company is $2,000,000. If the new proposed Award Limit is approved by the Company’s stockholders, the $2,000,000 limit will be changed to 2% of consolidated pre-tax income, calculated in accordance with generally accepted accounting principles. Prior to the payment of any compensation intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing the attainment of the performance criteria for the performance period.

Other Provisions

      The Compensation Committee has the full power to administer and interpret the Plan and to establish rules for the administration of the Plan. Each of the members of the Compensation Committee must qualify as an outside director under Section 162(m) of the Code. Except with respect to covered employees, the Compensation Committee can delegate all or any of its responsibilities and powers to any one or more of its members, or to any person or committee selected by it.

      The Board of Directors may modify or terminate the Plan at any time, provided that no modification or termination may, in the absence of written consent of the affected participant, adversely affect the rights of the participant in respect of any target award established prior to the date of the modification or termination.

      This Plan will not prevent the Company from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for participants under the Plan or other employees of the Company. Additional compensation arrangements could include generally any additional bonus, equity incentive or retirement plans. Awards to covered employees under any additional compensation arrangements may or may not qualify as performance-based compensation under Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL TWO.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Management

      The following table shows the beneficial ownership of the Common Stock of D.R. Horton as of December 4, 2003 by (i) all D.R. Horton directors and director nominees, (ii) all D.R. Horton executive officers named in the Summary Compensation Table under “EXECUTIVE COMPENSATION” and (iii) all D.R. Horton directors and executive officers as a group. Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table.

	Amount and Nature of Common
	Stock Beneficially Owned(1)

	Number of Shares		Percent of
Name of Beneficial Owner	Beneficially Owned(2)		Class(3)

Donald R. Horton	13,441,256	(4)	8.68%
Bradley S. Anderson	12,288		*
Michael R. Buchanan	0		*
Stacey H. Dwyer	57,178
Samuel R. Fuller	51,995		*
Richard I. Galland	14,549		*
Francine I. Neff	8,732		*
Donald J. Tomnitz	496,841	(5)	*
Bill W. Wheat	14,464	(6)	*
All directors and named executive officers as a group (9 persons)	14,097,303		9.07	%(7)

*	Less than 1%

(1)	Does not reflect the three-for-two stock split (payable as a 50% stock dividend) payable on January 12, 2004, to stockholders of record as of the close of business on December 22, 2003.

(2)	Beneficial ownership includes the following shares which the executive officers and directors could acquire by exercising stock options on, or within 60 days after, November 30, 2003: Mr. Horton — 20,000, Mr. Anderson — 6,751, Mr. Buchanan — 0, Ms. Dwyer — 54,973, Mr. Fuller — 43,740, Mr. Galland — 11,075, Ms. Neff — 2,000, Mr. Tomnitz — 412,598 and Mr. Wheat — 13,532. These shares represent an aggregate of 520,929 option shares.

(3)	The percentages are calculated based on 154,882,558 issued and outstanding shares as of December 4, 2003, the record date for the Annual Meeting. For each person, his or her percentage was calculated by including his or her options set forth in footnote 2 in both the numerator and denominator, and for the group, the percentage was calculated by including the 520,929 options set forth in footnote 2 in both the numerator and denominator.

(4)	These shares do not include (i) an aggregate of 868,548 shares directly owned by Mr. Horton’s adult children, (ii) 1,769,692 shares held by the Douglas Reagan Horton Trust, (iii) 1,769,692 shares held by the Donald Ryan Horton Trust, (iv) 684,003 shares held by the Martha Elizabeth Horton Trust, and (v) 749,992 shares held by the Donald Ray Horton Trust. Mr. Horton disclaims any beneficial interest in these shares. These trusts were established by Mr. Horton and his wife for the benefit of their descendants. Terrill J. Horton serves as the sole trustee of these trusts. Terrill J. Horton is a retired director of the Company and the brother of Mr. Donald Horton. Mr. Donald Horton’s address is D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006.

(5)	These shares do not include 10,284 shares owned by an IRA for the benefit of Mr. Tomnitz’s spouse. Mr. Tomnitz disclaims any beneficial interest in these shares.

(6)	These shares do not include 58 shares owned by an IRA for the benefit of Mr. Wheat’s spouse and 166 shares held in trust for the benefit of Mr. Wheat’s child. Mr. Wheat disclaims any beneficial interest in these shares.

(7)	These shares are 9.10% of the total shares outstanding without including the option shares referred to in footnote 2 above.

Certain Other Beneficial Owners

      Based on filings under the Exchange Act available as of November 30, 2003, the only other known beneficial owners of more than 5% of D.R. Horton Common Stock were as follows:

	Shares Beneficially Owned(1)

Name and Address of Beneficial Owner	Number	Percent

FMR Corp.	21,999,359(2)	15.01%
82 Devonshire Street
Boston, Massachusetts 02109
Neuberger Berman, LLC
Neuberger Berman, Inc.	9,652,210(3)	6.69%
605 Third Avenue
New York, New York 10158-3689

(1)	Does not reflect the three-for-two stock split (payable as a 50% stock dividend) payable on January 12, 2004, to stockholders of record as of the close of business on December 22, 2003.

(2)	Based solely upon information contained in the Schedule 13G/ A of FMR Corp. filed with the SEC on February 14, 2003. According to this Schedule 13G/ A, FMR Corp. has sole voting power for 354,132 shares, no shared voting power, sole dispositive power for 21,999,359 shares and no shared dispositive power.

(3)	Based solely upon information contained in the Schedule 13G/ A of Neuberger Berman, LLC filed with the SEC on February 12, 2003. According to this Schedule 13G/ A, Neuberger Berman, LLC has sole voting power for 6,377,740 shares, shared voting power for 417,850 shares, no sole dispositive power and shared dispositive power for 9,652,210 shares.

[Remainder of page intentionally blank]

EXECUTIVE COMPENSATION

      The following tables show, with respect to the Chief Executive Officer and the other named executive officers of D.R. Horton, all plan and non-plan compensation awarded, earned or paid for all services rendered in all capacities to D.R. Horton during the periods indicated.

Summary Compensation Table

					Long Term Compensation

					Awards		Payouts

		Annual Compensation				Shares
					Restricted	Underlying
	Fiscal			Other Annual	Stock	Options/	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Awards	SARs(1)	Payouts	Compensation

Donald R. Horton	2003	$400,000	$5,499,123	$—	—	—	—	$63,253	(2)
Chairman of Board and	2002	400,000	3,266,194	—	—	100,000	—	58,437	(3)
Director	2001	400,000	2,000,000	—	—	—	—	53,248	(4)
Donald J. Tomnitz	2003	$300,000	$5,499,123	$—	—	—	—	$48,660	(2)
Vice Chairman of the	2002	300,000	3,266,194	—	—	70,000	—	45,172	(3)
Board, President, CEO	2001	300,000	2,000,000	—	—	83,250	—	41,391	(4)
and Director
Samuel R. Fuller	2003	$170,000	$240,000	$—	—	—	—	$28,027	(2)
Senior Executive	2002	170,000	230,000	—	—	40,000	—	26,916	(3)
Vice President	2001	170,000	200,000	—	—	33,300	—	24,842	(4)
Stacey H. Dwyer	2003	$130,000	$120,000	$—	—	—	—	$19,879	(2)
Executive Vice President	2002	114,000	86,000	—	—	40,000	—	17,104	(3)
and Treasurer	2001	114,000	50,000	—	—	33,300	—	15,870	(4)

(1)	Does not reflect the three-for-two stock split (payable as a 50% stock dividend) payable on January 12, 2004, to stockholders of record as of the close of business on December 22, 2003.

(2)	These amounts represent (a) credits made by D.R. Horton of $40,000, $30,000, $17,000 and $13,000 to the respective accounts of Messrs. Horton, Tomnitz, and Fuller and Ms. Dwyer under the Supplemental Executive Retirement Plan 2 (“SERP 2”), (b) the above-market portion of earnings of $16,053, $11,460, $4,202, and $1,053 to the respective accounts of Messrs. Horton, Tomnitz and Fuller and Ms. Dwyer under SERP 2, (c) matching contributions by D.R. Horton of $6,000 to the accounts of Messrs. Horton and Tomnitz, $5,625 to the account of Mr. Fuller and $5,826 to the account of Ms. Dwyer under the D.R. Horton, Inc. Profit Sharing Plus Plan (the “401(k) Plan”), and (d) the individual participant’s portion of group health plan premiums of $1,200 paid by D.R. Horton for the benefit of each of Messrs. Horton, Tomnitz and Fuller.

(3)	These amounts represent (a) credits made by D.R. Horton of $40,000, $30,000, $17,000 and $11,400 to the respective accounts of Messrs. Horton, Tomnitz, and Fuller and Ms. Dwyer under SERP 2, (b) the above-market portion of earnings of $11,237, $7,972, 2,716, and $434 to the respective accounts of Messrs. Horton, Tomnitz and Fuller and Ms. Dwyer under SERP 2, (c) matching contributions by D.R. Horton of $6,000 to the accounts of each of Messrs. Horton, Tomnitz and Fuller and $5,270 to the account of Ms. Dwyer under the 401(k) Plan, and (d) the individual participant’s portion of group health plan premiums of $1,200 paid by D.R. Horton for the benefit of each of Messrs. Horton, Tomnitz and Fuller.

(4)	These amounts represent (a) credits made by D.R. Horton of $40,000, $30,000 $17,000 and $11,400 to the respective accounts of Messrs. Horton, Tomnitz, and Fuller and Ms. Dwyer under SERP 2, (b) the above-market portion of earnings of $7,241, 5,091, $1,542 to the respective accounts of Messrs. Horton, Tomnitz and Fuller under SERP 2, (c) matching contributions by D.R. Horton of $6,000 to the accounts of each of Messrs. Horton, Tomnitz and Fuller and $5,270 to the account of Ms. Dwyer under the 401(k) Plan, and (d) the individual participant’s portion of group health plan premiums of $1,200 paid by D.R. Horton for the benefit of each of Messrs. Horton, Tomnitz and Fuller.

Option/SAR Grants in Last Fiscal Year

      During the fiscal year ended September 30, 2003, the Company did not grant any options/SAR or related derivative securities to any of the named executive officers.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

			Number of Shares	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs	Options/SARs
			at Fiscal Year-End(1)(2)	at Fiscal Year-End(2)
	Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise(1)	Realized	Unexercisable	Unexercisable

Donald R. Horton	0	$0	20,000/80,000	$216,000/864,000
Donald J. Tomnitz	71,336	$987,716	386,562/290,255	$9,684,127/6,184,763
Samuel R. Fuller	0	$0	38,499/87,074	$861,336/6,184,763
Stacey H. Dwyer	0	$0	48,882/87,076	$1,162,981/1,580,232

(1)	Does not reflect the three-for-two stock split (payable as a 50% stock dividend) payable on January 12, 2004, to stockholders of record as of the close of business on December 22, 2003.

(2)	These shares are covered by non-qualified stock options granted under the D.R. Horton, Inc. Stock Incentive Plan. The amounts are adjusted pursuant to the antidilution provisions of the Stock Incentive Plan to reflect the effects of various stock dividends. Mr. Horton’s 100,000 options, and 153,250 of Mr. Tomnitz’s options, vest as to 20% of the grant amount each year. The remaining amount of Mr. Tomnitz’s, Mr. Fuller’s and Ms. Dwyer’s options vest with respect to 10% of the grant amount on each of the first nine anniversaries of the grant date, and the final 10% of the grant vests 9.75 years after the grant date. However, each option becomes fully exercisable upon a change of control of D.R. Horton, or upon the death or disability of the option holder.

Compensation of Directors

      During fiscal year 2003, D.R. Horton paid directors’ fees only to directors who were not receiving compensation from D.R. Horton for services other than as a director. During the first quarter of fiscal year 2003, D.R. Horton paid each of these directors a fee of $6,250 per Board meeting attended in person or by tele-conference. In addition to these directors’ fees, members of the Audit Committee and the Compensation Committee received an additional annual fee of $2,500 per committee, paid quarterly, for serving on each of these committees. Beginning with board and committee meetings after November 21, 2002, the Board approved an increase in fees paid to directors. The increase provides that non-management directors will be paid a fee of $7,500 per board meeting attended in person or by tele-conference, not to exceed $30,000 per year. Director fees for serving on a Board committee did not increase; however, the Board did approve a $1,250 fee per committee for each person who serves as the Chairperson of the Audit Committee and Compensation Committee. For fiscal year 2004, the Board has approved director fees of $2,500 each, paid quarterly, for members serving on the Nominating and Governance Committee, and an additional $1,250 fee for its Chairperson.

      As a result of the above described director fee policies, our non-management directors, Bradley S. Anderson, Richard I. Galland, Richard L. Horton, Terrill J. Horton and Francine I. Neff each received a total of $28,750 in directors’ fees and Michael Buchanan received $7,500 in fiscal year 2003. In addition, Mr. Galland, Ms. Neff and Mr. Anderson each received committee fees of $2,500 for serving on the Audit Committee and $2,500 for serving on the Compensation Committee during fiscal year 2003 and Mr. Buchanan received $1,250 for serving on the Audit Committee during fiscal year 2003. Also, Mr. Galland received additional fees of $1,875 for serving as Chairperson on each of the Audit Committee and Compensation Committee. Directors coming to meetings from outside the Dallas-Fort Worth area received reimbursement for expenses incurred to attend Board and committee meetings.

      No director of D.R. Horton who receives compensation from D.R. Horton for services other than as a director received any additional compensation for serving as a director of D.R. Horton. However, D.R. Horton paid the participant’s portion of premiums pursuant to D.R. Horton’s major medical plan for nine directors of D.R. Horton, six of whom are now retired directors. The amount of such premiums paid by D.R. Horton during the 2003 fiscal year was $1,200 per director receiving the benefit, except that Mr. Schuler’s total premium was $1,906 during the 2003 fiscal year as he was covered under a different plan for employees based in Hawaii for two months of the year and switched over to the same plan as the other directors for the remaining ten months of fiscal year 2003.

Transactions with Management

      Directors’ and Officers’ Indemnification and Insurance. D.R. Horton has agreed to indemnify each of its directors and executive officers to provide them with the maximum indemnification allowed under its Certificate of Incorporation and applicable law with respect to their positions as officers or directors of D.R. Horton and its subsidiaries.

      The merger agreement between D.R. Horton and Schuler Homes requires D.R. Horton to keep in effect, for at least six years, directors’ and officers’ liability insurance policies (through the continuation or endorsement of Schuler Homes’ existing policy or the purchase of a “tail-end” rider permitted by such policy) having the same coverage and containing terms and conditions no less advantageous to the persons covered by the policies in effect immediately prior to the closing of the merger. D.R. Horton will not, however, be required to pay more than 200% of the annual premium paid relating to the year in which the merger agreement was executed. If D.R. Horton is not able to maintain the required insurance for that amount, it is required to purchase as much coverage as it can obtain for that amount.

      In addition to the requirement to keep directors’ and officers’ insurance in place as described above, D.R. Horton agreed after the effective time of the merger to indemnify, to the fullest extent permitted under applicable law and its Certificate of Incorporation and Bylaws, each then present and former director and officer of Schuler Homes against claims, costs or expenses arising out of or pertaining to any acts or omissions or alleged acts or omissions by them in their capacities as officers or directors of Schuler Homes. For claims against such officers and directors of Schuler Homes, D.R. Horton’s indemnity obligation may not exceed the extent of Schuler Homes’ indemnity obligation to the officers and directors under its certificate of incorporation and bylaws.

      Mr. Schuler was a director and officer of Schuler Homes and as a result is covered by this directors’ and officers’ insurance policy maintained by D.R. Horton and the indemnification of the Schuler Homes former officers and directors.

      On the effective date of the merger between D.R. Horton and Continental Homes Holding Corp., Bradley S. Anderson, a former director of Continental, was elected a director of D.R. Horton. In connection with the merger, D.R. Horton agreed to indemnify Mr. Anderson, along with the other former Continental directors, and continue directors’ and officers’ liability insurance in connection with their prior service as directors or executive officers of Continental.

      Employment Arrangements. In connection with the merger of D.R. Horton and Schuler Homes, D.R. Horton entered into an employment agreement with James K. Schuler. Mr. Schuler’s agreement has a term ending on March 31, 2005. However, either Mr. Schuler or D.R. Horton may terminate Mr. Schuler’s employment for any reason. Mr. Schuler became a director and senior vice president of D.R. Horton and a region president. Mr. Schuler retired from the D.R. Horton board of directors in November 2003, but will continue on as a senior vice president of the Company and President of the Company’s West Region. Mr. Schuler’s annual base salary is $300,000. Mr. Schuler’s employment agreement provides that during the period commencing on April 1, 2002 and ending on March 31, 2003, Mr. Schuler is entitled to a bonus of .75% of the pre-tax income for each 12-month period attributable to the former Schuler region which resulted in Mr. Schuler receiving a bonus of $1,365,101 for that period. For periods after March 31, 2003, Mr. Schuler is entitled to a bonus of .75% of the pre-tax income for each 12-month period attributable to the Company’s West Region. Mr. Schuler is also eligible to participate in benefit plans and programs, other than incentive bonus plans, generally available to similarly situated officers of D.R. Horton.

      For the past fiscal year, for his services as a division president, Scott J. Stone, who is a retired director, earned a salary of $160,000 and a bonus of $1,039,992. For his services as a division president, Rick L. Horton, the son of retired director Richard L. Horton, earned a salary of $160,000 and a bonus of $948,457. For his services as a division president, Michael T. Jones, the son-in-law of retired director James K. Schuler, earned a salary of $200,000 and a bonus of $399,292. The bonuses earned by these individuals are consistent with the D.R. Horton’s incentive bonus program. This program generally affords division presidents the opportunity to earn bonuses based on a percentage of their divisions’ pre-tax income which increases to the extent the divisions achieve targeted performance measures. Messrs. Stone, Rick Horton and Jones also received a contribution to their deferred compensation accounts equal to 10% of their base salary. This contribution is made for all division presidents with a full year of service.

      Cynthia Wilburn, the daughter of retired director Richard L. Horton, is a branch manager for D.R. Horton’s mortgage subsidiary and earned $445,808 in salary, bonus and commission in the past fiscal year. Richard Watts, the son-in-law of retired director Richard L. Horton, is a development coordinator for D.R. Horton and earned $177,529 in the past fiscal year. Michael Bulin, the son-in-law of retired director Terrill J. Horton, is a sales agent and earned $161,830 in the past fiscal year. The compensation earned by these individuals is generally consistent with the compensation of other D.R. Horton employees in similar positions.

Compensation Committee Interlocks and Insider Participation

      During the 2003 fiscal year, D.R. Horton’s Compensation Committee was composed of Richard I. Galland, Francine I. Neff and Bradley S. Anderson. At the beginning of the 2004 fiscal year, the Compensation Committee set the base salaries and performance-based bonus goals of Messrs. Donald Horton and Tomnitz. The Executive Committee, with Mr. Fuller abstaining, established bonuses and salaries for Mr. Fuller, Ms. Dwyer and Mr. Wheat. Mr. Wheat was promoted to Executive Vice President and Chief Financial Officer on October 1, 2003.

Committee Report on Executive Compensation

      General. D.R. Horton has undertaken to formulate a fair and competitive compensation policy for executive officers that will attract, motivate and retain highly experienced, qualified and productive personnel, reward superior performance and provide incentives that are based on performance of the Company, particularly with regard to pre-tax income and the market value of our Common Stock. D.R. Horton also has attempted to develop an executive compensation policy that will serve to align the interests of D.R. Horton, its executive officers and its stockholders.

      The primary components of executive compensation consist of:

•	Base salaries.

•	Cash bonus payments.

•	Deferred compensation plans.

•	Stock options.

Through its current executive compensation policy, a substantial portion of the compensation an executive officer has the opportunity to earn consists of bonus and stock option incentives.

      Base Salaries. Base salaries for D.R. Horton’s executive officers for the 2003 fiscal year were based on each executive officer’s level of experience, level of responsibility, contributions made and potential for significant contributions to D.R. Horton’s success and stockholder value, and D.R. Horton’s historical levels of base compensation for executive officers. No quantitative relative weights were assigned to any of these factors.

      Bonus Payments. The 2003 compensation for executive officers provided each of D.R. Horton’s executive officers the opportunity to earn substantial bonuses in addition to his or her 2003 annual base salary. See “Summary Compensation Table” above.

      Messrs. Donald Horton and Tomnitz each received incentive bonus payments based upon performance goals with regard to quarterly consolidated pre-tax income of D.R. Horton. These goals are set by the Compensation Committee and approved by the Board of Directors at the beginning of each fiscal year. Based on the Company’s strong performance, Messrs. Donald Horton and Tomnitz each received a performance bonus of $5,499,123 for fiscal year 2003, of which $2,000,000 was paid under the D.R. Horton, Inc. 2000 Incentive Bonus Plan. The 2003 fiscal year bonus payments were approved by the Compensation Committee and ratified by the Board of Directors. The Compensation Committee considered the following factors in determining the performance goals at the beginning of the fiscal year, and in determining whether to pay the full amount of the bonus after the end of the fiscal year:

•	The financial and operating performance of D.R. Horton as compared to fiscal 2002.

•	The financial and operating performance of D.R. Horton as compared to D.R. Horton’s business plan.

•	Other actions and activities by each executive officer to maximize stockholder value.

      No quantitative relative weights were assigned to any of the factors. The Compensation Committee did not take any action that would increase the bonus payable to Messrs. Donald Horton or Tomnitz beyond what was approved at the beginning of the fiscal year.

      The Executive Committee, with Mr. Fuller not participating, awarded discretionary bonuses to Mr. Fuller and Ms. Dwyer. See the “Summary Compensation Table” above. In determining the discretionary bonuses awarded to Mr. Fuller and Ms. Dwyer, the Executive Committee, with Mr. Fuller not participating, also reviewed the factors listed in the above paragraph.

      Deferred Compensation Plan. D.R. Horton established the D.R. Horton Deferred Compensation Plan (the “Deferred Compensation Plan”), effective as of June 15, 2002. The Deferred Compensation Plan is the successor to and supersedes D.R. Horton’s and Schuler Homes’ previously established deferred unfunded compensation plans. The Deferred Compensation Plan is an unfunded deferred compensation plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” as defined by the Employee Retirement Income Security Act of 1974, as amended. The Deferred Compensation Plan permits participants voluntarily to defer receipt of compensation from D.R. Horton. Amounts deferred are invested on behalf of the participant in investment vehicles selected from time to time by the administrators of the Deferred Compensation Plan. The Deferred Compensation Plan was adopted and approved by the Compensation Committee and ratified by the Board of Directors.

      SERP 2. The Supplemental Executive Retirement Plan 2 (“SERP 2”) was adopted by D.R. Horton in 1994 to permit eligible participants, which include the four named executive officers, the regional presidents, most division presidents and other selected employees, to defer income and establish a source of funds payable upon retirement, death or disability. The individual agreements under SERP 2 for Messrs. Horton and Tomnitz were adopted and approved by the Compensation Committee and ratified by the Board of Directors. Pursuant to SERP 2, D.R. Horton has established a liability to each participant equal to 10% of the participant’s base salary. Earnings on this liability accrue at a rate established from time to time by the administrators of SERP 2.

      Chief Executive Officer 2003 Compensation. Donald J. Tomnitz’s compensation for D.R. Horton’s 2003 fiscal year consisted of an annual base salary, bonuses and participation in the Incentive Bonus Plan, Stock Incentive Plan, SERP 2 and the Deferred Compensation Plan. This compensation was set on the basis of D.R. Horton’s executive compensation policy and the factors described above.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation over $1 million paid for any fiscal year to the corporation’s chief executive officer and the other executive officers as of the end of any fiscal year who are disclosed in the Summary Compensation Table in this Proxy Statement. However, the statute exempts qualifying performance-based compensation if certain requirements are met. Early in fiscal year 2000, the Compensation Committee adopted, and the stockholders approved, the Incentive Bonus Plan. D.R. Horton generally intends for awards to its executive officers under the bonus plan to qualify for the performance-based compensation exemption under Section 162(m).

      While D.R. Horton generally structures its compensation plans to comply with the exemption requirements of Section 162(m), corporate objectives may not always be consistent with the requirements for full deductibility. Accordingly, the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation to D.R. Horton’s executive officers as they deem appropriate. During fiscal year 2003, $3,499,123 of the performance bonus paid to each of Donald Horton and Donald Tomnitz did not qualify as performance-based compensation under Section 162(m) because these amounts were awarded by the Compensation Committee in excess of the limits of the Incentive Bonus Plan. As a consequence, an aggregate of approximately $4,400,000 of these bonuses was not deductible.

      Because the Compensation Committee believes that the Company should keep a significant portion of compensation for its executives as performance-based, the Company has proposed an amendment to its 2000 Incentive Bonus Plan which is explained in Proposal Two above. The Compensation Committee believes that this amendment will allow the Company to deduct performance bonuses paid in the future that would have otherwise exceeded the Section 162(m) limits. As a result, the Company will continue to be able to pay performance bonuses in the same manner that it determines them today, and in amounts that reflect the actual performances of the Company, without losing its corresponding tax deduction.

      Stock Option Grants. Grants of stock options under the Stock Incentive Plan are administered by the Compensation Committee. D.R. Horton believes that stock options provide an important long-term incentive to executive officers and align the interests of D.R. Horton, its executive officers and its stockholders by creating a direct link between executive compensation and long-term performance of D.R. Horton. No stock options were granted to any officers or other employees of the Company during the 2003 fiscal year. Generally, when stock options are granted to executive officers, the options will have an exercise price of not less than the fair market value of D.R. Horton Common Stock on the date of grant and a vesting schedule that generally extends over 10 years, except that Mr. Tomnitz’s two most recent option grants and Mr. Horton’s most recent option grant, vest over a five year schedule. All other terms of stock option grants are established by the Compensation Committee, subject to the limitations of the Stock Incentive Plan.

      In the future when stock options are granted, the Compensation Committee, in determining the number of stock options to grant and the other material terms of the stock option grants to executive officers, intends to make a subjective evaluation of:

•	The overall performance of the Company in comparison to other publicly traded homebuilding companies.

•	An analysis of recent compensation of senior executive officers of comparable homebuilding companies.

•	Recommendations of the Chairman of the Board, with the Chairman not making a recommendation with respect to the option grant on his behalf.

•	Contributions the executive officer made and is anticipated to make to the success of D.R. Horton.

•	Level of experience and responsibility of the executive officer.

•	Number of stock options that previously had been granted to the executive officer pursuant to the Stock Incentive Plan.

•	Number of stock options granted to other participants in the Stock Incentive Plan.

No quantitative relative weights were assigned to any of these factors.

EXECUTIVE COMMITTEE:	COMPENSATION COMMITTEE:
Donald R. Horton, Chair	Richard I. Galland, Chair
Donald J. Tomnitz	Francine I. Neff
Samuel R. Fuller	Bradley S. Anderson

Stock Performance

      The following graph illustrates the cumulative total stockholder return on D.R. Horton’s Common Stock for the last five fiscal years through September 30, 2003 assuming a hypothetical investment of $100 and a reinvestment of all dividends paid on such an investment, compared to the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Homebuilding-500 Index.

      The Compensation Committee report above, and the graph and the related disclosure contained in this section of this Proxy Statement, will not be deemed to be soliciting material or to be filed with or incorporated by reference into any filing by D.R. Horton under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that D.R. Horton specifically incorporates the report or graph by reference. The graph and related disclosure are presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. The graph and related disclosure in no way reflect D.R. Horton’s forecast of future financial performance.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

Total Return To Stockholders

(Includes reinvestment of dividends)

ANNUAL RETURN PERCENTAGE

	Years Ending

Company/ Index	September 99	September 00	September 01	September 02	September 03

D.R. Horton Inc.	(18.56)	46.43	35.90	35.11	77.68
S&P 500 Index	27.80	13.28	(26.62)	(20.49)	24.40
S&P 500 Homebuilding	(16.04)	25.91	1.76	45.84	54.88

INDEXED RETURNS

	Years Ending

	Base Period
Company/ Index	September 98	September 99	September 00	September 01	September 02	September 03

D.R. Horton Inc.	100	81.44	119.25	162.07	218.97	389.07
S&P 500 Index	100	127.80	144.78	106.24	84.48	105.08
S&P 500 Homebuilding	100	83.96	105.72	107.58	156.89	242.98

MEETINGS AND COMMITTEES OF THE BOARD

      During fiscal year 2003, the Board of Directors of D.R. Horton held four meetings and acted two times by written consent. Each director attended 100% percent of the Board meetings and 100% of the committee meetings on which he or she served during fiscal year 2003. During fiscal year 2003, the Board of Directors had appointed three standing committees: an Executive Committee, a Compensation Committee and an Audit Committee. On November 25, 2003, the Board also appointed a Nominating and Governance Committee.

Executive Committee

      The Executive Committee, while the Board is not in session, possesses all of the powers and may carry out all of the duties of the Board of Directors in the management of the business of D.R. Horton, which by state or federal law may be delegated to it by the Board of Directors. The Executive Committee acted sixty-four times by written consent during fiscal year 2003 on matters delegated to it by the Board and on other matters routine to the Company’s operations. During fiscal year 2003, the Executive Committee was composed of Messrs. Donald Horton, Tomnitz and Fuller. During fiscal year 2004, after November 25, 2003, the Executive Committee will consist of Messrs. Horton, Tomnitz and Wheat.

Nominating and Governance Committee

      The Nominating and Governance Committee was appointed on November 25, 2003 by the Board of Directors. The members of this committee are Bradley S. Anderson, Michael R. Buchanan, Francine I. Neff and Richard I. Galland, with Mr. Buchanan serving as Chair. Each of these committee members has been determined by the Board to be independent. The Nominating and Governance Committee’s primary function is to provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders by:

•	Identifying individuals qualified to become directors, including identifying qualified individuals nominated by stockholders, consistent with criteria approved by the Board and recommending to the Board for selection the qualified candidates for directorships to be filled by the Board or by the stockholders;

•	Developing and recommending to the Board a set of corporate governance principles applicable to the Company; and

•	Overseeing the evaluation of the Board and management.

Compensation Committee

      The Compensation Committee met once and acted four times by written consent during fiscal year 2003. The Compensation Committee is composed of three independent and outside directors, Ms. Neff and Messrs. Galland and Anderson. In November 2003, the Board adopted a new Compensation Committee Charter to reflect the new requirements of the NYSE Rules and the ongoing requirements of Section 162(m). The Compensation Committee Charter has been posted to the Company’s website under the Corporate Governance link. The Charter provides that the Compensation Committee shall:

•	Assist the Board of Directors in discharging its responsibility to the stockholders with respect to the Company’s compensation programs and compensation of the Company’s executives; and

•	Produce an annual report of the Committee on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations.

The Compensation Committee Charter also sets forth the responsibilities and duties of the Committee regarding reviewing the compensation for the Chief Executive Officer and other executive officers, monitoring incentive and equity-based compensation plans, preparing an annual report on executive compensation and reporting to the Board of Directors.

Audit Committee and Audit Committee Report

      The Audit Committee of the Board of Directors is currently comprised of four of D.R. Horton’s directors, Mr. Galland, Ms. Neff, Mr. Anderson and Mr. Buchanan. Mr. Buchanan was appointed to the Audit Committee effective July 31, 2003. As discussed under the “Corporate Governance Standards” on pages 6 through 9. of this Proxy Statement, each member of the Audit Committee has been determined by the Board to be “independent” and “financially literate” in accordance with NYSE Rules, the SEC Rules the corporate governance and independent standards adopted by the Board. Also, Mr. Galland and Mr. Buchanan have each been determined by the Board to be an “audit committee financial expert” under such rules, regulations and standards. The independence standards which are set forth in the Company’s Corporate Governance Principles are attached hereto. The Board’s basis for determination is set forth on pages 6 through 8 of this Proxy Statement.

      The Audit Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the Audit Committee and the Board of Directors. A new Audit Committee Charter was adopted by the Audit Committee and the Board on November 25, 2003 to reflect the new NYSE Rules and SEC Rules. A copy of the newly adopted Audit Committee Charter is attached hereto as Attachment “B” and has been posted to the Company’s website under the Corporate Governance link. The Audit Committee’s duties and responsibilities are set forth in its Charter. A summary of the Audit Committee’s duties and responsibilities includes:

•	Monitoring the integrity of D.R. Horton’s financial reporting process and systems of internal controls regarding finance and accounting.

•	Monitoring the independence and performance of D.R. Horton’s independent auditors.

•	Providing an avenue of communications among the independent auditors, management and the Board of Directors.

      The Audit Committee has reviewed and discussed with management D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2003. Further, the Audit Committee has discussed, with D.R. Horton’s independent auditor, the matters required to be discussed by Auditing Standards Board Statement on Auditing Standards No. 61, as amended. Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by the Independence Standards Board Independence Standard No. 1, as amended, and has discussed the auditor’s independence with the auditor. After consideration, the Audit Committee has determined that the services related to the fees earned by the independent auditor under the heading “All Other Fees” below are compatible with the auditor’s independence.

      Based on its review and discussion described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for fiscal year 2003 be included in D.R. Horton’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003. Further, the Audit Committee approved the engagement of Ernst & Young LLP as D.R. Horton’s independent auditor for the fiscal year ending September 30, 2004. The Audit Committee met four times during fiscal year 2003 and each member attended each of the meetings, provided that, Mr. Buchanan attended only one meeting as he was first appointed to the Audit Committee on July 31, 2003.

AUDIT COMMITTEE:

Richard I. Galland, Chair
Francine I. Neff
Bradley S. Anderson
Michael R. Buchanan

INDEPENDENT PUBLIC AUDITORS

      Ernst & Young LLP served as D.R. Horton’s independent auditors for the fiscal years ended September 30, 2003 and September 30, 2002 and has been engaged by the Audit Committee to continue to serve through the fiscal year ending September 30, 2004. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Audit Fees and All Other Fees

      The following table shows the fees paid or accrued by D.R. Horton for the audit and other services provided by Ernst & Young LLP for fiscal years ended September 30, 2003 and September 30, 2002.

	Fiscal Year Ended
	September 30,

	2003	2002

Audit Fees	$467,393	$687,627
Audit-related Fees(1)	76,260	68,830
Tax Fees(2)	292,759	1,107,573
All Other Fees	—	—

Total	$836,412	$1,864,030

(1)	Related primarily to statutory employee benefit plan audits.

(2)	Related primarily to tax compliance services rendered for Schuler entities subsequent to their acquisition by D.R. Horton.

(3)	None of the fees listed above were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(c).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve audit and permissible non-audit services provided by the independent auditor.

      In connection with the engagement of the independent auditor for the 2004 fiscal year, the Audit Committee pre-approved specifically described services that are within the four categories of services listed below, including the pre-approval of fee limits for the specifically described services within each category. The Audit Committee’s pre-approval process of specific services and fees, includes a review of specific services to be performed, a review of fees incurred for such services in the past, a review of expected fees to be incurred in fiscal year 2004 and a comparison of fees incurred by other homebuilder for similar services. The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. Fees for any of the above services that will exceed the pre-approval fee limits must be separately approved by the Audit Committee. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor.

      1. Audit Services include audit work performed in the preparation of financial statements (including quarterly reviews), as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

      2. Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

      3. Tax Services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

      4. All Other Services are those associated with permitted services not included in the other categories. The Company generally doesn’t request such services from the independent auditor.

      The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not otherwise delegate its responsibilities to pre-approve services performed by the independent auditor to management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires D.R. Horton’s directors, certain of its officers, and persons who own more than 10 percent of a registered class of D.R. Horton’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish D.R. Horton with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, D.R. Horton believes that all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended September 30, 2003.

STOCKHOLDERS’ PROPOSALS FOR 2005 ANNUAL MEETING

      Any stockholder who intends to present a proposal for action at D.R. Horton’s 2005 Annual Meeting of Stockholders and to have D.R. Horton include such proposal in its proxy soliciting materials pursuant to Rule 14a-8 under the Exchange Act must deliver a copy of the proposal to D.R. Horton not later than August 15, 2004. In addition, the Bylaws of D.R. Horton provide that only stockholder proposals submitted in a timely manner to a Corporate Counsel of D.R. Horton may be acted upon at an annual meeting of stockholders. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of D.R. Horton not less than 30 calendar days prior to the date of the originally scheduled meeting. However, if less than 40 calendar days’ notice or prior public disclosure of the date of the scheduled meeting is given by D.R. Horton, notice by the stockholder to be timely must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

OTHER MATTERS

      Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the form of proxy to vote in their discretion upon such matters in accordance with their judgment.

      You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

PAUL W. BUCHSCHACHER
Vice President and Assistant Secretary

Arlington, Texas

December 12, 2003

ATTACHMENT A

D.R. HORTON, INC.

CORPORATE GOVERNANCE PRINCIPLES

I.	Purpose

      These Corporate Governance Principles, adopted by the Board of Directors of D.R. Horton, Inc. (the “Company” or “D.R. Horton” which shall include all of the Company’s subsidiaries) together with the charters of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee of the Board, provide the framework for the governance of D.R. Horton, Inc. The Board will review these principles and other aspects of D.R. Horton governance at least annually or as the Board deems necessary or appropriate.

      The Board of Directors of the Company is elected by and responsible to the stockholders of D.R. Horton. D.R. Horton’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer (the “CEO”) and the oversight of the Board, to enhance the long-term value of the Company for its stockholders. The Board of Directors monitors the performance of the CEO and senior management to assure that the long-term interests of the stockholders are being served.

II.	Board of Directors Structure and Operations/ Board Compensation

Selection Process and Size of Board

      The directors are elected each year by the stockholders at the annual meeting of stockholders. The Board will consider nominee recommendations from the Nominating and Governance Committee, and thereafter the Board will propose a slate of nominees to the stockholders for election to the Board. The Board also determines the number of directors on the Board as such number is provided for in the Bylaws of the Company. Between annual stockholder meetings, the Board may elect directors to vacant Board positions to serve until the next annual meeting in a manner consistent with its Bylaws & Delaware law.

Qualifications

      Directors should possess the highest personal and professional ethical standards, integrity and values, and be committed to representing the long-term interests of the stockholders. Directors should also have practical wisdom and mature judgment. Directors should be objective and inquisitive. Directors should be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities. Ordinarily, directors who also serve as CEOs or in equivalent positions for other companies should not serve on more than one other board of a public company in addition to the D.R. Horton board, and other directors should not serve on more than two other boards of public companies in addition to the D.R. Horton board.

      Because of the value the Board places on having directors who are knowledgeable about the Company and its operations, the Board does not believe that arbitrary term limits on directors’ service are appropriate.

Independence of Directors

      A majority of the directors must be independent directors under the New York Stock Exchange Listed Company rules, which include the new NYSE corporate governance and independence standards (collectively, “NYSE Rules”) or any other applicable regulatory requirements, as such requirements may change from time to time. The Board of Directors recognizes, however, that directors who do not meet the NYSE’s independence standards have historically made, and can be expected to continue to make, valuable contributions to the Board and to the Company by reason of their experience, judgment, intelligence and wisdom.

Independence Standards

      To be considered independent under the NYSE Rules, the Board must determine that a director does not have any direct or indirect material relationship with the Company or its management. The Board has established the following independence standards to assist it in determining director independence in accordance with the NYSE Rules:

•	A director who is an employee or whose immediate family member is an executive officer of D.R. Horton is not independent until 3 years after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from D.R. Horton, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in compensation. Compensation received by an immediate family member for service as a non-executive employee or non-member of senior management of D.R. Horton will not be considered in determining independence under this test.

•	A director who is affiliated with or employed by, or whose immediate family is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of D.R. Horton is not independent until three years after the end of the affiliation or the employment or auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of D.R. Horton’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, D.R. Horton for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

      Transition Rule: In accordance with the NYSE Rules which were adopted by the SEC on November 4, 2003, each of the above standards contains a three-year look-back provision. In order to facilitate a smooth transition to the new independence standards, the Board, in accordance with the NYSE Rules, will phase in the look-back provisions by applying a one-year look-back for the first year after adoption of the new standards. For example, until November 3, 2004, the Board will only look-back one year when testing the above standards. Beginning November 4, 2004, however, the Board would need to look-back the full three years when testing the above standards.

      Immediate Family Member: For purposes of analyzing independence, an “immediate family member” includes a Board member’s spouse, parents, children, siblings, mothers and fathers-in-laws, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than the Company’s employees) who shares the Board member’s home.

      When applying the look-back provisions discussed above, the Board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Other Relationships

•	If a D.R. Horton director serves as an executive officer, director or trustee of a charitable or educational organization, and D.R. Horton’s contributions to the organization are less than $500,000 then the relationship will not be considered to be a material relationship that would impair a director’s independence.

•	The Board, as part of its self-evaluation, will review all commercial, charitable, and educational relationships between the Company and its directors. The Board’s determination of each director’s independence will be disclosed annually in the Company’s proxy statement.

      For relationships other than those governed by the independence standards set forth above, the determination of whether the relationship is material, and therefore whether the director is independent, shall be made by the Board of Directors.

      The Company will not make any personal loans or extensions of credit to directors or executive officers, other than consumer loans on terms offered to the general public.

Board Committees

      The Board has established the following Committees to assist the Board in discharging its responsibilities: (i) Audit, (ii) Compensation, and (iii) Nominating and Governance. The current charters of these Committees are published on the D.R. Horton public website, and will be mailed to stockholders on written request. The Committee chairs report on the matters considered at each of their meetings to the full Board of Directors following each Committee meeting.

Membership on the Audit Committee

      In addition to the requirement that a majority of the Board satisfy the independence standards discussed above, members of the Audit Committee must also satisfy additional independence and financial literacy requirements. In addition, at least one member of the Audit Committee shall qualify as an audit committee financial expert as determined by the Board. The Board has established the following standards to assist it in determining whether a Board member who is “independent” as set forth above is also independent for Audit Committee purposes and whether such member is also “financially literate” and whether such Board member qualifies to be the “audit committee financial expert” in accordance with applicable NYSE Rules and SEC rules and regulations:

Audit Committee Independence

      (i) Each member of the Audit Committee must be an independent member of the Board of Directors using the standards set fort above in “Independence of Directors,” and

      (ii) In order to be considered independent for purposes of membership on the Audit Committee, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board of Directors:

(A) Accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, the NYSE Rules provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior services with D.R. Horton (provided that such compensation is not contingent in any way on continued service); or

(B) Be an affiliated person of D.R. Horton or any subsidiary thereof. The term “affiliate” of, or a person “affiliated” with, a specified person, means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under the common control with, the person specified.

      The term “indirect acceptance” by a member of the Audit Committee of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a member’s spouse, a minor child or stepchild or a child or stepchild sharing a home with a member or by an entity in which such a member is a partner, member, an officer, person occupying a comparable position such as a managing director or executive officer, or occupies a similar position (except limited partners, non managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any of its subsidiaries.

      The Board may determine that a member of the Audit Committee is independent based on an exemption if such exemption has been adopted by the NYSE or the SEC as applicable. Any independence determinations based on an exemption will be disclosed in D.R. Horton’s proxy statement.

Audit Committee Financial Literacy

      Each member of the Audit Committee must be “financially literate,” as such qualification is interpreted by D.R. Horton’s Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. In determining a member’s financial literacy, among other things such as education and professional experience, the Board will consider the member’s ability to read and understand fundamental financial statements, including D.R. Horton’s balance sheet, income statement and cash flow statement as well as a member’s understanding of the overall financial reporting process relating to public companies.

Audit Committee Financial Expert

      Item 401(h) of Regulation S-K of the Securities Act of 1933 requires D.R. Horton to disclose in its annual proxy statement the name of the person, if any, the Board of Directors determines to be the “audit committee financial expert” (defined below) serving on its Audit Committee and whether the person is independent, or if the Company does not have such an “audit committee financial expert” serving on its Audit Committee, the reason why it does not must be disclosed.

      An “audit committee financial expert,” as defined by SEC rules and regulations, is a person who has all of the attributes listed below. Accordingly, the Board of Directors has adopted the following standards to aid it in making the determination of whether or not a member of the Audit Committee qualifies as an audit committee financial expert:

•	does the member have an understanding of generally accepted accounting principles and financial statements (the level of understanding will be analyzed using the means set forth in (a) through (d) below);

•	does the member have the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves (the level of understanding will be analyzed using the means set forth in (a) through (d) below);

•	does the member have experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities (the level of understanding will be analyzed using the means set forth in (a) through (d) below);

•	does the member have an understanding of internal controls and procedures for financial reporting (the level of understanding will be analyzed using the means set forth in (a) through (d) below); and

•	does the member have an understanding of audit committee functions (the level of understanding will be analyzed using the means set forth in (a) through (d) below).

      The “audit committee financial expert” must have acquired the above listed attributes through any of the following means:

(a) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(b) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant or auditor or person performing similar functions;

(c) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(d) other relevant experience (if an audit committee financial expert qualifies as such because of “other relevant experience,” then the Company will include disclosure in its proxy statement providing a brief listing of that person’s relevant experience).

Compensation of Directors

      The Board shall have the responsibility for setting and approving compensation for non-employee directors in their capacity as board members or board committee members. Each year, the Board shall review non-employee director compensation.

Director Orientation and Continuing Education

      The Company shall provide an orientation for new directors, and shall periodically provide informational and educational materials or briefing sessions for all directors on subjects that would assist them in discharging their duties.

Access to Senior Management

      Each director shall have full and complete access to the executive officers and senior managers of the Company and, if desired, without the supervisors of such executive officers and senior managers present.

Access to Independent Advisors

      The Board and its Committees shall have the right at any time to retain independent outside financial, legal or other advisors at the Company’s expense.

III.	Meetings

      The Board of Directors ordinarily has 4 scheduled in person meetings a year. Directors ordinarily are expected to attend all scheduled Board and Committee meetings, and are expected to review the materials provided to them in advance of each meeting.

      Before, during or after each regularly scheduled Board meeting, the non-employee directors ordinarily will meet for a period of time without management present. The Chairman of the Nominating and Corporate Governance Committee shall preside over such non-employee director sessions and also will serve as the presiding director in performing such other functions as the Board may direct. The non-employee directors may meet without management present at such other times as determined by the presiding director or at the request of any non-employee director. The presiding director will, from time to time, and following consultation with the Chairs of the Committees of the Board and the other directors, discuss with the Chairman of the Board of Directors potential items for inclusion in the agendas of future meetings of the Board of Directors.

IV.	Responsibilities and Duties

CEO/ Management Oversight and Compensation

      In addition to the Board’s general oversight of the CEO and senior management, the Board also is responsible for:

•	selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

•	providing counsel and oversight on the selection, evaluation, development and compensation of the senior officers of the Company; and

•	approving and maintaining a succession plan for the CEO and other key senior executives, including an emergency succession plan for the CEO.

Business, Product and Strategic Matters/ Compliance with Law and Company Policy

      As part of its overall responsibility to serve the long-term interests of the stockholders, the Board also shall:

•	review, approve and monitor fundamental financial and business strategies and major Company actions;

•	review and discuss reports by management on the performance of the Company, its plans, products and prospects;

•	assess major risks facing the Company and review and approve strategies for addressing such risks; and

•	ensure processes are in place for maintaining the integrity and reputation of the Company, the integrity of the financial statements, compliance with law and Company policy, the integrity of relationships with customers, vendors and suppliers, and the integrity of relationships with other Company stakeholders.

Concern Reporting

      Any person who has a legitimate concern about the Company’s conduct may contact the presiding non-management director by writing to: presiding director, c/o Corporate Counsel, 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006. The status of all outstanding concerns addressed to the presiding director will be reported to the directors as appropriate, on a quarterly basis.

V.	Annual Performance Evaluation

      The members of the Board will perform an annual self-evaluation of the Board and each of the Committees. Each of the directors will be requested to provide his or her assessment of the effectiveness of the Board and the Committees. If determined by the Board to be desirable, the Board may retain independent corporate governance experts to assist the Board with the evaluations.

ATTACHMENT B

D.R. HORTON, INC.

AMENDED AND RESTATED CHARTER

OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	Purpose

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of D.R. Horton, Inc. (the “Company”) is to assist the Board in fulfilling its oversight responsibilities relating to the:

1. integrity of the Company’s financial statements;

2. Company’s compliance with legal and regulatory requirements;

3. independent auditor’s qualifications and independence; and

4. performance of the Company’s internal audit function and independent auditors;

and to prepare an audit committee report as required by Securities and Exchange Commission (“SEC”) rules to be included in the Company’s annual proxy statement.

II.	Membership

      The Committee shall consist of at least three persons, all of whom are members of the Board. Each member of the Committee shall satisfy the independence requirements set forth in (i) Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules adopted by the SEC thereunder, and (ii) the corporate governance and other listing standards of the New York Stock Exchange (the “NYSE”) as in effect from time to time (the “NYSE Standards”).

      Each member of the Committee shall be “financially literate” within the meaning of the NYSE Standards, as such term is interpreted by the Board in its business judgment (or shall become “financially literate” within a reasonable period of time after appointment to the Committee). In addition, at least one member of the Committee shall have “accounting or related financial management expertise” within the meaning of the NYSE Standards, as such term is interpreted by the Board in its business judgment. Furthermore, unless the Board determines that it is not necessary for an “audit committee financial expert” to serve on the Committee, at least one member of the Committee shall meet the requirements to be an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K.

      No member of the Committee shall serve as a member of the audit committee of more than two public companies other than the Company.

      The Board shall elect the members of the Committee at the Board meeting (“Annual Board Meeting”) that is held immediately after the annual meeting of the stockholders of the Company, after considering the recommendations of the Corporate Governance and Nominating Committee of the Board, and each Committee member shall serve until the date of the next Annual Board Meeting, unless he or she resigns, is removed or replaced or otherwise ceases to be a director or a member of the Committee prior to such date, in which event the Board may appoint another director of the Company to fill the resulting vacancy for his or her unexpired term. Furthermore, if for any reason the Board does not elect the members to the Committee at an Annual Board Meeting, the directors who then comprise the Committee will continue to serve as members of the Committee until the Board takes action to elect new members of the Committee. The Board may remove or replace a member of the Committee at any time.

III.	Operation

      The Board shall elect one member of the Committee to act as chairperson of the Committee (the “Chairperson”). Such member shall act as Chairperson until the next Annual Board Meeting unless he or she resigns, is removed or replaced or otherwise ceases to be a director or a member of the Committee prior to such date, in which event the Board shall appoint another member of the Committee to serve as Chairperson for his or her unexpired term. The Chairperson shall preside over all meetings of the Committee. In addition, the Chairperson shall periodically report the Committee’s findings and conclusions to the Board. The Board may remove or replace the Chairperson at any time.

      A majority of the members shall constitute a quorum, unless the Committee is comprised of an even number of members, in which case one-half of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee in attendance at a meeting at which a quorum is present shall constitute an act of the Committee.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Chairperson shall prepare and/or approve an agenda in advance of each meeting. The Committee may invite such persons in addition to the members of the Committee that it deems appropriate to attend all or part of any meeting. The Committee shall maintain minutes of its meetings and written records of its actions. The Committee shall be authorized to meet, as frequently as it determines is necessary or appropriate, with the Company’s director of internal audit, the Chief Financial Officer of the Company and the independent auditor of the Company in separate executive sessions to discuss any matters that the Chairperson or any other member of the Committee believes should be discussed.

      To the extent permitted by the NYSE Standards and applicable legal requirements, the Committee may delegate specified duties and responsibilities to a subcommittee created by a vote of a majority of the members of the Committee. Each subcommittee shall have one or more members designated by the Committee, and shall be governed by such procedures as the Committee shall determine from time to time.

      The Committee may establish such rules as it determines to be necessary or appropriate to conduct its business, so long as such rules do not contravene the express provisions of this Charter.

IV.	Duties and Responsibilities

      A. General. The Committee shall provide such assistance as the Board shall request in connection with the general oversight of the Company’s financial reporting, legal and regulatory compliance, internal control and audit functions.

      B. Independent Accountants. The Committee, as a committee of the Board, is directly responsible for the selection, appointment, compensation, evaluation, retention and oversight of the work of any independent auditors engaged (including resolution of any disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and such independent auditors shall report directly to the Committee. Without limiting the foregoing, the Committee shall have the duty and responsibility to:

1. select, appoint, evaluate, retain, terminate and replace the Company’s independent auditors (subject, if the Committee so determines, to shareholder ratification), including ensuring the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by SEC and NYSE rules, regulations and standards;

2. obtain and review, at least annually, a report by the Company’s independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The independent auditors shall also confirm that they are registered with the Public Company Accounting Oversight Board;

3. ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the auditors and the Company and actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and recommend that the Board take appropriate action in response to the reports from the auditors to satisfy itself of the auditors’ independence;

4. review any report made by the Company’s independent auditors pursuant to Section 10A(k) of the Exchange Act (critical accounting policies, potential alternative treatments and material written communications between the independent auditors and management);

5. discuss the annual audited financial statements and quarterly financial statements of the Company and other significant financial disclosures with management and the independent auditors of the Company, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, (b) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (c) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations and (d) any other matters required to be reviewed under applicable legal, regulatory or NYSE requirements;

6. review with management and the independent auditor the results of the audit, including any difficulties encountered and any restrictions on the scope of the auditor’s activities or access to requested information;

7. resolve any disagreements between management and the Company’s independent auditors regarding financial reporting; and

8. pre-approve all audit engagement fees and terms and pre-approve all permissible non-audit services provided to the Company by its independent auditors (subject to the de minimus exceptions for certain non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act); provided that the Committee may delegate to one or more subcommittees the authority to grant approvals of audit and permitted non-audit services.

      C. Complaints. The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      D. Other Responsibilities. It shall be the additional duty and responsibility of the Committee to:

1. discuss earnings press releases to be issued by the Company, as well as financial information and earnings guidance provided to analysts and to rating agencies. This discussion may be general (i.e., the type of information to be disclosed and the type of presentation to be made) and the Committee does not need to discuss each release or presentation in advance;

2. as appropriate, retain and obtain advice and seek assistance from independent legal, accounting or other advisors;

3. review management’s internal control report and the independent auditor’s attestation related thereto;

4. review disclosures made by the Chief Executive Officer and Chief Financial Officer during the Form 10-K and Form 10-Q certification process regarding significant deficiencies in the design or operation of internal controls or any fraud that involves management or employees who have a significant role in the Company’s internal controls;

5. discuss policies with respect to risk assessment and risk management;

6. periodically meet separately with management, internal auditors and independent auditors;

7. review and discuss with the principal internal auditor of the Company the scope of the internal audit plan, including any recommended changes in the planned scope, and a summary of the results of the audits performed;

8. prepare the report that is required to be included in the Company’s annual proxy statement in accordance with SEC rules;

9. set clear hiring policies for employees or former employees of the independent auditors;

10. when requested by the Board, Chief Executive Officer or the chief legal officer of the Company, review with the Board, Chief Executive Officer or the chief legal officer legal, disclosure or other matters that may have a material effect on the financial condition or results of operations of the Company or its compliance policies; and

11. report regularly to the Board.

      E. Certain limitations. It is the responsibility of the Company’s management to prepare consolidated financial statements that are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of the Company’s independent auditors to audit those financial statements. The Committee’s responsibility in this regard is one of oversight and review. The Committee does not provide any expert or other special assistance as to such financial statements.

      Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to initiate or conduct investigations unless directed to do so by the Board, or to assure compliance with applicable laws and regulations or the Company’s policies and procedures. Furthermore, the manner in which such responsibilities and powers are to be exercised should be determined by the Committee in light of the circumstances and conditions existing from time to time. In many cases, the Committee will discharge its responsibilities by evaluating information and reports presented or otherwise given to the Committee by the Company’s management, internal auditors and independent accountants. Members of the Committee are not required to assume the functions or responsibilities of full-time employees of the Company or of experts in the fields of accounting or auditing.

V.	Engagement of Advisors — Funding

      The Committee shall have the authority to engage independent counsel and other advisors, as it determines to be necessary to carry out its duties. The Committee shall have the authority to approve and authorize the payment by the Company of appropriate compensation (i) to any independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, and (ii) any counsel or other advisors employed by the Committee as provided above.

VI.	Annual Performance Evaluation of the Committee

      The Board shall conduct an annual performance evaluation of the Committee. This evaluation will be conducted by the Board in one or more separate sessions at which members of the Committee shall not be in attendance. After completing its annual performance evaluation of the Committee, the Board or a representative thereof shall review such evaluation or a summary thereof with the members of the Committee.

VII.	Review and Reassessment of the Charter

      The Committee shall review and reassess at least annually the adequacy of this Charter and shall recommend any changes it deems appropriate to the Board.

ATTACHMENT C

D.R. HORTON, INC.

AMENDED AND RESTATED

2000 INCENTIVE BONUS PLAN

      1. Purpose. The purpose of the D.R. Horton, Inc. Amended and Restated 2000 Incentive Bonus Plan (the “Plan”) is to provide senior management employees of D.R. Horton, Inc., a Delaware corporation (the “Company”), and its Affiliates with incentive compensation based upon the level of achievement of financial and other performance criteria. The Plan will enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

      2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any Person that directly, or through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) “Award” means a cash payment.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” shall mean the occurrence of any of the following events:

(i) a merger, consolidation or reorganization of the Company into or with another corporation or other legal person if the stockholders of the Company, immediately before such merger, consolidation or reorganization, do not, immediately following such merger, consolidation or reorganization, then own directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other legal person resulting from the such merger, consolidation or reorganization in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such merger, consolidation or reorganization;

(ii) the Company sells all or substantially all of its assets to another corporation or other Person, or there is a complete liquidation or dissolution of the Company;

(iii) a change in the composition of the Board such that at any time a majority of the Board shall have been members of the Board for less than twenty-four months, unless the election of each new director who was not a director at the beginning of the period was approved by at least a majority of the directors then still in office who were directors at the beginning of such period (but in no event by fewer than three such directors);

(iv) any Person (other than (x) the Company or (y) Donald R. Horton, Terrill J. Horton, or their respective wives, children, grandchildren and other descendants, or any trust or other entity formed or controlled by any of such individuals) acquires “beneficial ownership” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% or more of the outstanding voting securities of the Company; or

(v) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Compensation Committee of the Board, which shall consist of two or more Outside Directors.

(g) “Covered Employee” shall mean a Participant who is a “covered employee” within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to any Performance Period.

(h) “Outside Directors” shall mean “outside directors” within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder.

(i) “Participant” shall mean any Senior Executive who is selected by the Committee (or in the case of Senior Executives who are not Covered Employees, any Person or committee empowered by the Committee to make such selection) to participate in the Plan for a Performance Period.

(j) “Performance-Based Compensation” shall mean amounts satisfying the applicable requirements imposed by Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to that term.

(k) “Performance Period” shall mean the fiscal year of the Company, or any other period during a fiscal year selected by the Committee, as to which an Award may be earned.

(l) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(m) “Senior Executive” shall mean any executive officer of the Company or any other officer of the Company or any of its Affiliates serving as a region or division president or in another senior management position.

(n) “Target Award” shall mean one or more Award levels for a Performance Period that will be paid in accordance herewith if certain performance criteria are achieved in such Performance Period.

      3. Awards.

(a) The Committee may determine and designate Senior Executives who shall be Participants for any Performance Period. With respect to each such designated Participant, if any, the Committee shall establish: (i) a Target Award for the Performance Period; (ii) the performance criteria for the Performance Period with respect to the Target Award; and (iii) whether the Award is intended to satisfy the requirements for Performance-Based Compensation. For any Performance Period, determinations required for Awards intended to qualify as Performance-Based Compensation shall be made within the time necessary to comply with such requirements. Designation as a Participant for any Performance Period shall not entitle any Senior Executive to the right to be designated as a Participant for any other Performance Period.

(b) The performance criteria to be established with respect to any Target Awards shall be based upon any one or more of the following measures: return on investment; revenues; backlog; gross margin; sales, general and administrative expenses; pre-tax income; net income; cash flow; earnings per share; return on operating assets; return on equity; operating profit; shareholder return; market share improvement; and economic value added. Such goals may be particular to a line of business, region, division, or other unit or may be based on the Company generally or any Affiliate.

(c) Notwithstanding the establishment of any Target Award and related performance criteria pursuant to Section 3(a), but subject to Section 6, in the sole discretion of the Committee, the Award payable to a Participant in respect of such Target Award may be adjusted, at any time prior to payment of the related Award, either to increase or decrease the value of such Award, as follows:

(i) the Committee may adjust an Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate;

(ii) the Committee may make such adjustments as it deems appropriate in the case of any Participant whose position with the Company has changed during the applicable Performance Period; and

(iii) the Committee shall have the discretion to adjust performance criteria and the methodology used to measure the determination of the degree of attainment of such criteria.

Provided, that to the extent required to qualify as Performance-Based Compensation, any Award designated as Performance-Based Compensation may not be adjusted under this Section 3(c) or otherwise in a manner that increases the value of such Award. Subject to Section 6, the Committee shall retain the discretion to adjust such Awards in a manner that does not increase the value of such Awards, at any time prior to the payment thereof.

(d) Awards shall be paid as soon as practicable after the Performance Period, except to the extent that a Participant has made an election to defer the receipt of such Award pursuant to a deferral arrangement with the Company or any of its Affiliates. For Awards that do not constitute Performance-Based Compensation, the Compensation Committee may establish rules and procedures for advance payment of all or a portion of such Awards, or such other payment arrangements as it deems desirable or appropriate.

      4. Award Limitations to Covered Employees. Notwithstanding any other provision of the Plan to the contrary, the maximum Award payable to any one Covered Employee with respect to any fiscal year of the Company shall not exceed a maximum of 2% of consolidated pre-tax income, calculated in accordance with generally accepted accounting principles. Prior to the payment with respect to any Award designated as intended to satisfy the requirements for Performance-Based Compensation, the Committee shall certify in writing the attainment of the performance criteria and any other material terms.

      5. Eligibility; Prorations.

(a) Persons employed by the Company or any of its Affiliates as Senior Executives in a Performance Period prior to the establishment by the Committee of the Target Award for such Performance Period are eligible to be Participants under the Plan for such Performance Period (whether or not so employed or living at the date an Award is paid). A Senior Executive is not rendered ineligible to be a Participant by reason of being a member of the Board.

(b) The Award applicable to a Participant under the Plan for a Performance Period shall be prorated over the Performance Period or the Participant shall be ineligible for an Award, as the case may be, in the following events:

(i) ceasing to be a Senior Executive, otherwise than by dismissal, during the Performance Period, including ceasing to be such due to death, retirement, resignation, or leave of absence	—	prorate as of the date of ceasing to be such, to the nearest half month
(ii) disability for more than three months in a Performance Period	—	prorate as of the last day of the third month of disability
(iii) disability for three months or less in a Performance Period	—	no reduction in applicable Award
(iv) dismissal, with or without cause, during or after a Performance Period by the Company or any Affiliate	—	no Award

If a Change in Control occurs during any Performance Period, the foregoing provisions of this Section 5(b) shall not apply to any such event occurring on or after the Change in Control.

      6. Change in Control. Within fifteen (15) business days following a Change in Control, each Participant under the Plan during the Performance Period in which the Change in Control occurs who is in the employ of the Company at the time of the Change in Control shall be paid an amount equal to (i) the Award the Participant would have earned for such Performance Period, assuming continued achievement of the relevant performance goals at the rate achieved as of the end of the calendar month immediately prior to the calendar month in which the Change in Control occurs, multiplied by (ii) a fraction, the numerator of which is the number of days in the Performance Period which have elapsed as of the Change in Control, and the denominator of which is the number of days in the Performance Period. The Committee, or a successor compensation committee of the surviving corporation that meets the requirements of Code Section 162(m) and the treasury regulations promulgated thereunder, shall make the certification described in Section 4 prior to any payment pursuant to this Section 6. Amounts payable pursuant to this Section 6 shall not be subject to downward adjustment by the Committee, notwithstanding the provisions of Section 3(c).

      7. Other Conditions.

(a) No Person shall have any right to be selected as a Participant for any Performance Period or, except as provided in Section 10, to receive an Award under the Plan. There is no obligation for uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

(b) Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Company or any Affiliate.

(c) The Company or any Affiliate shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

(d) No segregation of any moneys or the creation of any trust or the making of any special deposit shall be required in connection with any Awards made or to be made under the Plan.

(e) This Plan is not intended to and shall not preclude the Board from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for Participants under this Plan, including any thrift, savings, investments, stock purchase, stock option, profit-sharing, pension, retirement, insurance, bonus or other incentive plan.

      8. Designation of Beneficiaries. A Participant may designate one or more beneficiaries to receive all or part of the Award which may be made to the Participant, or may be payable, after such Participant’s death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for this purpose and shall be signed by the Participant and delivered to the Company or Affiliate employing the Participant prior to the Participant’s death. In case of the Participant’s death, an Award with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiaries at the time such Award would have been paid to Participant, if Participant were still alive. Any Award granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant’s estate at the time such Award would have been paid to Participant, if Participant were still alive. If there shall be any question as to the legal right of any beneficiary to receive an Award under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its employing Affiliate shall have no further liability to anyone with respect to such amount.

      9. Plan Administration.

(a) The Committee shall have full power to administer and interpret the Plan and to establish rules for its administration. In making any determinations under or referred to in the Plan, the Committee shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and its Affiliates, and of counsel, public accountants and other professional or expert Persons.

(b) Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or committee selected by it; provided, however, that the Committee may not allocate or delegate any portion of its responsibilities in connection with or relating to Covered Employees or Performance-Based Compensation. Any such allocation or delegation may be revoked by the Committee at any time.

(c) The Plan shall be governed by the laws of the State of Delaware and applicable Federal law.

      10. Modification or Termination of Plan. The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine; provided that no modification or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary in respect of any Target Award established prior to the date such amendment is adopted by the Board.

APPENDIX A

D.R. HORTON, INC. 2004 PROXY

PROXY

D.R. HORTON, INC.
1901 Ascension Blvd., Suite 100, Arlington, Texas 76006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominates, constitutes and appoints Donald R. Horton, Donald J. Tomnitz and Bill W. Wheat, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each and hereby authorizes them to represent and to vote as designated on the reverse side of this card, all shares of Common Stock of D.R. Horton, Inc. (the “Company”), held of record by the undersigned at the close of business on December 4, 2003, at the Annual Meeting of Stockholders to be held on January 29, 2004, or any adjournment thereof.

PLEASE SIGN AND DATE ON REVERSE SIDE.

A: Please mark your votes as in this example.

1. Election of Directors	FOR all nominees listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed at right.	Nominees:	Donald R. Horton Bradley S. Anderson Michael R. Buchanan Richard I. Galland Francine I. Neff Donald J. Tomnitz Bill W. Wheat

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Amendment to the D.R. Horton, Inc. 2000 Incentive Bonus Plan

3.	In their discretion, the proxies are authorized to vote upon other business properly brought before the meeting or any adjournment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND A VOTE FOR THE AMENDMENT TO THE 2000 INCENTIVE BONUS PLAN. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE AMENDMENT TO THE INCENTIVE BONUS PLAN.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement accompanying said notice.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING
THE ENCLOSED ENVELOPE.

(Signature) (Signature) Dated:

Note: Please sign exactly as names appear herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.